Exhibit 33.2
Computershare
9062 Old Annapolis Road
Columbia, Maryland 21045
www.computershare.com

ASSESSMENT OF COMPLIANCE WITH THE APPLICABLE SERVICING CRITERIA
Computershare Corporate Trust- ABS Platform

The management (“Management”) of the Computershare Corporate Trust division of Computershare Trust Company, National Association (the “Company”) is responsible for assessing the Company’s compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission. Management has determined that the servicing criteria are applicable to the servicing platform for the period as follows:
Purchase of corporate trust business. On November 1, 2021, Wells Fargo Bank, N.A. (“Wells Fargo”) and certain of its affiliates sold substantially all of its Corporate Trust Services (“CTS”) division to the Company, Computershare Delaware Trust Company (“CDTC”), and Computershare Limited (“Computershare Limited,” and collectively with the Company and CDTC, “Computershare”). Virtually all CTS employees of Wells Fargo, along with most existing CTS systems, technology, and offices transferred to Computershare as part of the sale.
For the ABS Platform (defined below) transactions and during the Period (defined below), the Company either (i) served directly in the related trustee (except Delaware trustee or owner trustee), paying agent services, and/or related services, (collectively, the “ABS Platform Roles”), or (ii) served as agent for Wells Fargo who remained in the related ABS Platform Roles. More specifically, since its acquisition of the Wells Fargo CTS business on November 1, 2021, including during the Period, the Company has (i) closed new ABS transactions and (ii) completed the transfer of certain ABS transaction roles from Wells Fargo CTS to Computershare, for which, in each case, during all or a portion of the Period, the Company performed the related ABS Platform Roles directly (the “Company’s Direct Role Transactions”). As of the end of the Period, the Company’s Direct Role Transactions comprise a majority of the overall ABS Platform transactions. For a minority of ABS Platform transactions, the Company served, during all or a portion of the Period, as agent for Wells Fargo who remained in the related ABS Platform Roles (the “Company’s Agent Role Transactions”). For the Company’s Agent Role Transactions, Wells Fargo had not, as of the beginning of the Period, transferred to Computershare the ABS Platform Roles for the Company’s Agent Role Transactions, and therefore the Company performed, during all or a portion of the Period, virtually all of Wells Fargo’s contractual duties for such transactions as its agent. As a result, for the Company’s Agent Role Transactions, the Company and Wells Fargo have determined that the Company is a party participating in the servicing function with respect to the ABS Platform, and accordingly, the Company is taking responsibility for assessing its compliance with the Applicable Servicing Criteria (defined below) relevant to the servicing activities performed by the Company for the ABS Platform, as of and for the twelve months ended December 31, 2025.
Period: As of January 1, 2025 through and including December 31, 2025 (the “Period”).
Platform: The platform consists of asset-backed securities (“ABS”) transactions for which the Company provides trustee (except Delaware trustee or owner trustee), paying agent services, and/or related services, either directly in the related role for such services or as the agent of the party performing such services, and for which either (i) some or all of the issued securities for such ABS transactions were publicly offered pursuant to a registration statement delivered under the Securities Act of 1933, as amended, or (ii) the issued securities for such ABS transactions were privately offered pursuant to an exemption from registration and the Company (and/or the party for whom it acts as agent) has an obligation under the transaction agreements to deliver an assessment of compliance with the applicable servicing criteria under Item 1122(d) of Regulation AB; provided however that, the platform excludes (a) any transactions for which the securities issued are mortgage-backed securities or mortgage-related asset-backed securities and (b) any ABS transactions for which the issuing entity has a fiscal year that ends on a date other than the end of the calendar year (the “ABS Platform”). Appendix A identifies the individual transactions defined by Management as constituting the ABS Platform for the Period.

Applicable Servicing Criteria: All servicing criteria set forth in Item 1122(d) are applicable to either the Company’s obligations, or the obligations of the party for whom the Company ultimately acts as agent, in either case under the related transaction agreements with respect to the ABS Platform for the Period (as applicable, the “Company’s Obligations”), except for the following servicing criteria: 1122(d)(1)(v), 1122(d)(2)(iii), 1122(d)(3)(i)(B), 1122(d)(3)(i)(C),
1122(d)(3)(i)(D), 1122(d)(4)(ii), 1122(d)(4)(iv), 1122(d)(4)(v), 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii),
1122(d)(4)(ix), 1122(d)(4)(x), 1122(d)(4)(xi), 1122(d)(4)(xii), 1122(d)(4)(xiii), and 1122(d)(4)(xiv), which Management has determined are not applicable to the Company’s Obligations in the related transaction agreements with respect to the ABS Platform for the Period; provided however that, with respect to the ABS Platform (a) servicing criterion 1122(d)(3)(i)(A) is applicable only as it relates to the Company’s Obligation to distribute or make available to investors, in accordance with the timeframes set forth in the transaction agreements, the relevant investor reports received by the Company from the entity preparing such reports; (b) servicing criterion 1122(d)(3)(ii) is applicable only as it relates to the Company’s Obligation to make remittances to investors in accordance with the transaction agreements; and
(c) servicing criterion 1122(d)(4)(iii) is applicable only as it relates to the Company’s Obligation to obtain an Officer’s Certificate from the servicer and report any additions, removals and substitutions to investors on the relevant investor report, in each case, in accordance with the transaction agreements (the “Applicable Servicing Criteria”).
Third parties classified as vendors: With respect to servicing criterion 1122(d)(4)(i), the Company engaged a vendor to handle certain Uniform Commercial Code filing obligations required by the servicing criterion. With respect to servicing criterion 1122(d)(2)(vi) for certain transactions in the ABS Platform, the Company engaged a vendor to make certain payments by check to investors and/or third parties, and such vendor also safeguards certain unissued checks. In each case, Management has determined that the vendor is not considered a “servicer” as defined in Item 1101(j) of Regulation AB, and Management elects to take responsibility for assessing compliance with the portion of the servicing criterion applicable to the vendor as permitted by the SEC’s Compliance and Disclosure Interpretation (“C&DI”) 200.06, Vendors Engaged by Servicers (“C&DI 200.06”). The Company has policies and procedures in place designed to provide reasonable assurance that the vendor’s activities comply in all material respects with the servicing criterion applicable to the vendor. Management is solely responsible for determining that the Company meets the SEC requirements to apply C&DI 200.06 for the vendor and the related servicing criterion.
With respect to the ABS Platform and the Period, Management provides the following assessment of the Company’s compliance with respect to the Applicable Servicing Criteria:
1.    Management is responsible for assessing the Company’s compliance with the Applicable Servicing Criteria.
2.    Management has assessed the Company’s compliance with the Applicable Servicing Criteria including the servicing criterion for which compliance is determined based on C&DI 200.06 as described above. In performing this assessment, Management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB.
3.    With respect to Applicable Servicing Criteria 1122(d)(4)(xv), Management has determined that there were no activities performed during the Period with respect to the ABS Platform, because there were no occurrences of events that would require the Company to perform such activities.
4.    Based on such assessment for the Period, the Company has complied in all material respects with the Applicable Servicing Criteria for the Period.

PricewaterhouseCoopers LLP, an independent registered public accounting firm, has issued an attestation report with respect to Management’s assessment of the Company’s compliance with the Applicable Servicing Criteria for the Period.

Computershare Trust Company, National Association

By:     /s/ Eileen O’Connor
    Eileen R. O’Connor
Title:     Senior Vice President
Dated:     February 18, 2026

Appendix A to the Company’s Assessment of Compliance with the Applicable Servicing Criteria

ABS Platform Transactions
Deal Key	Long Name
BANKONESER1	Chase Issuance Trust
CARVANA2020P1	Carvana Auto Receivables Trust 2020-P1
CARVANA2021N1	Carvana Auto Receivables Trust 2021-N1
CARVANA2021N2	Carvana Auto Receivables Trust 2021-N2
CARVANA2021N3	Carvana Auto Receivables Trust 2021-N3
CARVANA2021N4	Carvana Auto Receivables Trust 2021-N4
CARVANA2021P1	Carvana Auto Receivables Trust 2021-P1
CARVANA2021P2	Carvana Auto Receivables Trust 2021-P2
CARVANA2021P3	Carvana Auto Receivables Trust 2021-P3
CARVANA2021P4	Carvana Auto Receivables Trust 2021-P4
CARVANA2022N1	Carvana Auto Receivables Trust 2022-N1
CARVANA2022P1	Carvana Auto Receivables Trust 2022-P1
CARVANA2022P2	Carvana Auto Receivables Trust 2022-P2
CARVANA2022P3	Carvana Auto Receivables Trust 2022-P3
CARVANA2023N1	Carvana Auto Receivables Trust 2023-N1
CARVANA2023N2	Carvana Auto Receivables Trust 2023-N2
CARVANA2023N3	Carvana Auto Receivables Trust 2023-N3
CARVANA2023N4	Carvana Auto Receivables Trust 2023-N4
CARVANA2023P1	Carvana Auto Receivables Trust 2023-P1
CARVANA2023P2	Carvana Auto Receivables Trust 2023-P2
CARVANA2023P3	Carvana Auto Receivables Trust 2023-P3
CARVANA2023P4	Carvana Auto Receivables Trust 2023-P4
CARVANA2023P5	Carvana Auto Receivables Trust 2023-P5
CARVANA2024N1	Carvana Auto Receivables Trust 2024-N1
CARVANA2024N2	Carvana Auto Receivables Trust 2024-N2
CARVANA2024N3	Carvana Auto Receivables Trust 2024-N3
CARVANA2024P1	Carvana Auto Receivables Trust 2024-P1
CARVANA2024P2	Carvana Auto Receivables Trust 2024-P2
CARVANA2024P3	Carvana Auto Receivables Trust 2024-P3
CARVANA2024P4	Carvana Auto Receivables Trust 2024-P4
CARVANA2025N1	Carvana Auto Receivables Trust 2025-N1
CARVANA2025P1	Carvana Auto Receivables Trust 2025-P1
CARVANA2025P2	Carvana Auto Receivables Trust 2025-P2
CARVANA2025P3	Carvana Auto Receivables Trust 2025-P3
CARVANA2025P4	Carvana Auto Receivables Trust 2025-P4
DTBLAST231	Bridgecrest Lending Auto Securitization Trust 2023-1
DTBLAST241	Bridgecrest Lending Auto Securitization Trust 2024-1
DTBLAST242	Bridgecrest Lending Auto Securitization Trust 2024-2
DTBLAST243	Bridgecrest Lending Auto Securitization Trust 2024-3
DTBLAST244	Bridgecrest Lending Auto Securitization Trust 2024-4
DTBLAST251	Bridgecrest Lending Auto Securitization Trust 2025-1
DTBLAST252	Bridgecrest Lending Auto Securitization Trust 2025-2
DTBLAST253	Bridgecrest Lending Auto Securitization Trust 2025-3
DTBLAST254	Bridgecrest Lending Auto Securitization Trust 2025-4
EART203	Exeter Automobile Receivables Trust 2020-3
EART212	Exeter Automobile Receivables Trust 2021-2
GMALT231	GM Financial Automobile Leasing Trust 2023-1
Appendix A-1

ABS Platform Transactions
Deal Key	Long Name
GMALT232	GM Financial Automobile Leasing Trust 2023-2
GMALT233	GM Financial Automobile Leasing Trust 2023-3
GMALT241	GM Financial Automobile Leasing Trust 2024-1
GMALT242	GM Financial Automobile Leasing Trust 2024-2
GMALT243	GM Financial Automobile Leasing Trust 2024-3
GMALT251	GM FINANCIAL AUTOMOBILE LEASING TRUST 2025-1
GMALT252	GM Financial Automobile Leasing Trust 2025-2
GMALT253	GM Financial Automobile Leasing Trust 2025-3
GMAMCAR241	AmeriCredit Automobile Receivables Trust 2024-1
GREENTREE961	Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1996-1
GREENTREE962	Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series 1996-2
NAVIENT151	Navient Student Loan Trust 2015-1
NAVIENT152	Navient Student Loan Trust 2015-2
NAVIENT153	Navient Student Loan Trust 2015-3
NSLT043	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2004-3
NSLT044	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2004-4
NSLT051	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-1
NSLT052	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-2
NSLT053	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-3
NSLT054	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2005-4
NSLT061	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-1
NSLT062	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-2
NSLT063	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2006-3
NSLT071	Nelnet Student Loan Trust Student Loan Asset Backed Notes Series 2007-1
OAKWOOD2000C	Oakwood Mortgage Investors 2000-C Senior/Subordinate Pass- Through Certificates
OAKWOOD2000D	Oakwood Mortgage Investors Series 2000-D Senior/Subordinate Pass-Through Certificates
SDART204	Santander Drive Auto Receivables Trust 2020-4
SDART211	Santander Drive Auto Receivables Trust 2021-1
SDART254	Santander Drive Auto Receivables Trust 2025-4

Appendix A-2